Exhibit 99.1

OSG

OSG America L.P.                                                                                      Press Release

For Immediate Release

OSG AMERICA L.P. REPORTS SECOND QUARTER 2008 RESULTS

Highlights

--	Reported net income of $4.9 million for the second quarter of 2008
--	Declared a cash distribution of $11.5 million, or $0.375 per unit ($1.50 per unit on an annualized basis) for the three months ended June 30, 2008
--	Secured 97% of U.S. Jones Act revenue days on term charters for the remainder of 2008
--	Options exercised to purchase the Overseas New Orleans and Overseas Philadelphia
--	Deliveries bring operating fleet to 22 vessels

TAMPA, FL – July 29, 2008 – OSG America L.P. (NYSE: OSP), the largest operator of U.S. Flag product carriers and ocean-going barges transporting refined petroleum products, today reported financial results for the three month period ended June 30, 2008.

For the quarter ended June 30, 2008, OSG America reported net income of $4.9 million. Time charter equivalent1 (TCE) revenues were $59.9 million due to strong spot market rates for non-Jones Act product carriers. During the second quarter, OSG America took delivery of two vessels, the Overseas New York, a newly built Jones Act product carrier, and the OSG 243, an ATB rebuilt to double hull configuration, and exercised purchase options on two additional vessels. The Partnership also chartered in two additional double hull ATBs from its sponsor, Overseas Shipholding Group, Inc. (NYSE: OSG).

For the six months ended June 30, 2008, OSG America reported net income of $8.7 million and TCE revenues of $112.3 million. Comparative financial information for 2007 is not included herein because this information pertains to operations of OSG America’s predecessor, and because OSG America commenced operations as an independent company following its initial public offering on November 15, 2007.

“Strong TCE revenues and cash flows in the quarter and year-to-date demonstrate our success and ability to execute on our growth strategy,” commented Jonathan Whitworth, President and CEO of OSG America. “In the quarter, we secured our U.S. Flag Jones Act fleet on term charters for close to 100% of 2008 continuing into 2009 and added four double hull vessels that expanded OSG America’s versatile, high-quality fleet to 22 vessels. We remain on track to take delivery of two additional newbuilds in the second half of 2008 and an additional 12 vessels over the next three years.” Whitworth continued, “Our shuttle tankers, which will trade in the U.S. Gulf ultra-deepwater beginning in 2010, is a segment we are further developing. We continue to deliver stable cash flows and consistent earnings to our unitholders and maintain our focus on growth.”

Declaration of Cash Distribution

On July 24, 2008, the Board of Directors of OSG America LLC, the general partner of OSG America L.P., declared a quarterly distribution to all unitholders in the amount of $0.375 per unit for the three months ended June 30, 2008. The distribution will be paid on August 13, 2008 to unitholders of record on August 5, 2008. The Partnership generated $10.7 million of distributable cash flow1 for the second quarter of 2008.

1Time charter equivalent (TCE) revenues, distributable cash flow and EBITDA are non-GAAP financial measures. See Appendix for a description or reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Quarterly Events

Term Charter Coverage for U.S. Jones Act Operating Fleet

During the quarter, OSG America took several actions minimizing its U.S. Jones Act spot exposure and increasing its term coverage in 2008 and 2009 to 97% and 90%, respectively.

As previously announced during the second quarter the Partnership time chartered out the Overseas New Orleans, the OSG 242 and the OSG 243. In addition, upon the completion of their current charters, the Overseas Philadelphia and the Overseas Puget Sound have also been chartered out. All five vessels have been chartered to OSG, the Partnership’s sponsor, through December 2009.

Delaware Bay Lightering Fleet

Effective April 1, 2008, OSG America chartered in from its sponsor two double hull ATBs, the OSG 300 and OSG 400. This action served to transition the Delaware Bay lightering business to the Partnership in advance of the expected future delivery of three dropdown lightering ATBs.

On May 24, 2008, the Overseas Diligence commenced trading in the Delaware Bay lightering business. As previously announced, the first newbuild lightering vessel, the (TBN) OSG 350, is expected to deliver in the fourth quarter of 2008.

Vessel Deliveries

On April 11, 2008, the Overseas New York, a newly built 46,817 dwt U.S. Flag Jones Act product carrier, delivered. The vessel commenced trading on April 21, 2008 under a three-year time charter agreement with Shell.

On April 24, 2008, the OSG 243, a 30,392 dwt ATB, completed its conversion to double hull configuration and returned to service to commence trading on a time charter to its sponsor.

Purchase Options Exercised

On June 25, 2008, OSG America exercised its option to acquire the Overseas New Orleans and the Overseas Philadelphia. Both vessels were previously chartered in under capital lease agreements. The acquisition cost of approximately $31 million was financed through borrowings under the Partnership’s senior secured revolving credit facility. By exercising the option, OSG America terminated an obligation of approximately $27 million with an implied interest rate of 10%. The Partnership has entered into forward start interest rate swap agreements to lock in the interest savings. As a result, the Partnership expects to realize first-year interest savings of approximately $1.2 million. The vessels have an estimated salvage value of approximately $15 million, based on current scrap prices, which as a result of the acquisition will accrue to the benefit of the Partnership.

Financial Strength

At June 30, 2008, debt to capital was 16.4% and the Partnership had $141 million available under its senior secured revolving credit facility. Overseas Shipholding Group, Inc., the Partnership’s sponsor, owns a 75.5% interest in OSG America, including a 2% general partner interest. OSG is a market leader providing global energy transportation services with a market capitalization of more than $2.4 billion and liquidity in excess of $1.6 billion.

Average Daily TCE Rates, Revenue Days, Average Daily Vessel Expenses and Operating Days

Utilization during the second quarter of 2008 for the Jones Act ATBs, Jones Act Product Carriers and non-Jones Act Product Carriers was 91.4%, 86.9% and 85.2%, respectively. Going forward, the utilization rate for Jones Act ATBs is expected to increase following the OSG 243’s return to service. Utilization of the Jones Act Product Carrier fleet was negatively impacted by an extended idle period for the Overseas Diligence and the scheduled drydocking of two vessels.

 Utilization is defined as revenue days (the number of calendar days available during the period less off hire or scheduled drydock and maintenance days multiplied by the number of vessels) divided by operating days (the total number of calendar days less off hire on time chartered-in vessels during the period multiplied by the number of vessels).

The following table provides information with respect to average daily TCE rates earned, revenue days, average daily vessel expenses and operating days for the three and six months ended June 30, 2008.

	Three Months Ended June 30, 2008		Six Months Ended June 30, 2008
	Revenue Days	Average Daily TCE Rates	Revenue Days	Average Daily TCE Rates
Jones Act ATBs	801	$32,764	1,396	$32,539
Jones Act Product Carriers	782	$34,077	1,590	$34,246
Non-Jones Act Product Carriers	155	$45,400	300	$41,487
	1,738		3,286

	Operating Days	Average Daily Vessel Expenses	Operating Days	Average Daily Vessel Expenses
Jones Act ATBs	876	$ 8,352	1,604	$ 7,981
Jones Act Product Carriers	900	$16,627	1,719	$16,932
Non-Jones Act Product Carriers	182	$13,681	364	$14,398
	1,958		3,687

Off Hire, Scheduled Drydock and Double Hull Rebuilds

In addition to regular inspections by OSG personnel, all U.S. Flag vessels are subject to periodic drydock, special survey and other scheduled maintenance. The table below sets forth actual days off hire for the second quarter of 2008 and anticipated days off hire for the remainder of 2008 for the Partnership’s owned and bareboat chartered-in vessels. Actual off hire days in the second quarter of 2008 reflect the conversion of the OSG 243 to double hull configuration; the drydocking of four vessels; and an extended idle period for the Overseas Diligence, a product carrier that was repositioned to the Delaware Bay lightering business on May 24, 2008.

	Actual Days Off Hire[1]	Projected Days Off Hire[1]
	Q208	Q308	Q408
Jones Act ATBs	75	48	7
Jones Act Product Carriers	118	5	72
Non-Jones Act Product Carriers	27	—	2
Total	220	53	81

1The OSG 400 incurred 33 off hire days in the second quarter of 2008 and is expected to incur another 61 off hire days in the third quarter of 2008. Both revenue days and operating days for the vessel, which is time chartered in, are stated after deducting off hire days.

Statement of Operations

($ in thousands)	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008

Shipping Revenues:
Time charter revenues	$36,592	$69,098
Voyage charter revenues	35,636	66,162
	72,228	135,260
Operating Expenses:
Voyage expenses	12,298	22,938
Vessel expenses	23,534	45,968
Charter hire expenses	12,169	18,845
Depreciation and amortization	13,679	26,700
General and administrative	5,119	11,005
Total operating expenses	66,799	125,456
Income from vessel operations	5,429	9,804
Equity income of affiliated companies	1,030	1,623
Operating income	6,459	11,427
Other income	60	121
	6,519	11,548
Interest expense	1,594	2,858
Net income	$ 4,925	$ 8,690

General partner’s interest in net income	$99	$174
Limited partner’s interest in net income	$4,826	$8,516
Net income per unit – basic and diluted	$0.16	$0.28

Weighted-average units outstanding – basic and diluted	30,002,250	30,002,250

Balance Sheets

($ in thousands)	As of June 30, 2008	As of Dec. 31, 2007

Assets
Current Assets:
Cash and cash equivalents	$9,623	$3,380
Voyage receivables	19,843	26,263
Other receivables	5,393	7,146
Inventory	4,107	2,997
Prepaid expenses and other current assets	3,795	3,961
Total current assets	42,761	43,747
Vessels, less accumulated depreciation	437,688	405,447
Vessels under capital leases, less accumulated amortization	—	21,246
Deferred drydock expenditures, net	27,372	16,177
Investment in Alaska Tanker Company, LLC	1,661	5,782
Intangible assets, less accumulated amortization	84,717	87,017
Goodwill	62,874	62,874
Other assets	10,483	8,822
Total assets	$667,556	$651,112

Liabilities and Partners’ Capital
Current Liabilities:
Accounts payable and accrued expenses	$18,889	$19,522
Advances from affiliated companies	6,524	—
Current portion of debt	2,920	2,834
Current obligations under capital leases	—	6,375
Total current liabilities	28,333	28,731

Long-term debt	104,272	46,753
Obligations under capital leases	—	23,846
Advances from affiliated companies	—	9,657
Other non-current liabilities	3,103	1,428
	135,708	110,415
Partners’ Capital	531,848	540,697
Total Liabilities and Partners’ Capital	$667,556	$651,112

Cash Flow Statement

($ in thousands)	Six Months Ended June 30, 2008
Cash Flows from Operating Activities:
Net income	$8,690
Items included in net income not affecting cash flows:
Depreciation and amortization	26,700
Undistributed earnings of affiliated companies	4,121
Other – net	785
Payments for drydocking	(17,082)
Changes in operating assets and liabilities:
Decrease in receivables	8,173
Increase in other assets	(944)
Increase in accounts payable, accrued
expenses and other liabilities	959
Net cash provided by operating activities	31,402

Cash Flows from Investing Activities:
Expenditures for vessels	(32,329)
Net cash used in investing activities	(32,329)

Cash Flows from Financing Activities:
Proceeds from borrowings under senior secured revolver	59,000
Payments on debt and obligations under capital leases	(31,617)
Cash dividends paid	(17,221)
Payments for initial public offering transaction costs	(241)
Changes in advances from affiliates	(2,608)
Other	(143)
Net cash provided by financing activities	7,170
Increase in cash and cash equivalents	6,243
Cash and cash equivalents at beginning of period	3,380
Cash and cash equivalents at end of period	$9,623

Forward-Looking Statements

This press release may contain forward-looking statements regarding the Partnership’s prospects, including the outlook for tanker and articulated tug barge markets, the payment of cash distributions, the building schedule for new vessels, estimated delivery dates for dropdown vessels, projected drydocking schedules and off hire days for the third and fourth quarters of 2008, projected EBITDA for 2008 and estimates of cash interest expense and capital expenditure reserves for drydocking and replacements for 2008. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-look statements. Factors, risks and uncertainties that could cause actual results to differ from expectations reflected in such forward-looking statements are described in the Partnership’s Annual Report on Form 10-K for 2007 and those risks discussed in other reports the Partnership files with the Securities and Exchange Commission.

Conference Call Information

OSG America has scheduled a conference call for Wednesday, July 30, 2008 at 1:00 p.m. ET. Dial-in information for the call is (800) 762-8795 (domestic) and (480) 248-5085 (international). The conference call and supporting presentation can also be accessed by web cast, which will be available at www.osgamerica.com in the Investor Relations & News Webcasts and Presentations section. The webcast will be available for 90 days. A replay of the call will be available by telephone through midnight August 6, 2008; the dial-in number for the replay is (800) 406-7325 (domestic) and (303) 590-3030 (international). The passcode is 3889007.

About OSG America L.P.

OSG America L.P. (NYSE: OSP) is the largest operator of U.S. Flag product carriers and ocean-going barges transporting refined petroleum products, based on barrel-carrying capacity. OSP has an operating fleet of 22 Handysize product carriers and tug barges that trade primarily in the Jones Act market and its newbuild program, including option vessels, totals 14 vessels that deliver through 2011. OSG America L.P.’s limited partner units are listed on the New York Stock Exchange and trade under the symbol “OSP.” More information is available at www.osgamerica.com.

Investor and Media Contact

Michael Cimini, Vice President, The IGB Group at 212-477-8261 or mcimini@igbir.com.

Appendix and Supplemental Information

Fleet

As of June 30, 2008, OSG America’s fleet totaled 36 vessels, including four newbuilds and 10 dropdown vessels, aggregating 1.5 million deadweight tons. See OSG America’s website at www.osgamerica.com for a detailed fleet list, which is updated on a quarterly basis upon release of earnings.

Vessel Type	No. of Vessels Owned	No. of Vessels Chartered-In	Total as of Jun. 30, 2008	Total Dwt
Jones Act ATBs	8	2	10	316,972
Jones Act Product Carriers	6	4	10	454,260
Non-Jones Act Product Carriers	2	—	2	93,224
Total Operating Fleet	16	6	22	864,456
Jones Act ATBs	6	—	6	248,229
Jones Act Product Carriers/Shuttle Tankers	—	8	8	374,520
Total Dropdown and Newbuild Fleet	6	8	14	622,749
TOTAL OPERATING, DROPDOWN AND NEWBUILD FLEET	22	14	36	1,487,205

Newbuild and Dropdown Delivery Schedule

The following table provides information regarding expected delivery dates for OSG America’s newbuild and dropdown vessels. For a detailed fleet list, see www.osgamerica.com.

Vessel Name/Hull No.	Vessel Type	Expected Delivery	Newbuild/ Dropdown[1]
2008 Remaining Fleet Deliveries
Overseas Texas City	Product Carrier	Q3 2008	Newbuild
OSG 350	ATB	Q4 2008	Dropdown
2009 Fleet Deliveries
Overseas Boston	Product Carrier	Q1 2009	Newbuild
OSG 351	ATB	Q1 2009	Dropdown
Overseas Nikiski	Product Carrier	Q2 2009	Newbuild
OSG 352	ATB	Q3 2009	Dropdown
OSG 296	ATB	Q4 2009	Dropdown
2010 Fleet Deliveries
Overseas Martinez	Product Carrier	Q1 2010	Dropdown
Overseas Chinook	Shuttle Tanker	Q1 2010	Dropdown
Overseas Anacortes	Product Carrier	Q2 2010	Newbuild
OSG 297	ATB	Q2 2010	Dropdown
OSG 298	ATB	Q4 2010	Dropdown
2011 Fleet Deliveries
Overseas Tampa	Product Carrier	Q1 2011	Dropdown
Overseas Cascade	Shuttle Tanker	Q1 2011	Dropdown

1Newbuild vessels were contributed by OSG to OSG America at the time of its initial public offering; dropdown vessels are those which the Partnership has the right to acquire from OSG prior to the first anniversary of the delivery of each vessel.

Financial Forecast

For 2008, OSG America reaffirms its previously stated annual distribution of $45.9 million, or $1.50 per unit. Cash available for distribution is expected to be between $50.0 million and $52.0 million in 2008.

The Partnership is on target to report EBITDA1 of between $83.0 million and $85.0 million for the year. Cash interest expense is expected to be reduced by approximately $0.8 million from OSG America’s previous financial forecast to $5.8 million. The majority of the decrease in cash interest expense is attributable to the purchase of the Overseas New Orleans and the Overseas Philadelphia on June 25, 2008. Both vessels were previously chartered in under capital lease agreements.

Use of Non-GAAP Financial Information

Distributable Cash Flow

Distributable cash flow represents net income adjusted for depreciation and amortization expense, undistributed income from affiliated companies, non-cash charter hire expense and estimated capital expenditure reserves. Distributable cash flow is a quantitative standard used in the publicly traded partnership investment community to assist in evaluating a partnership’s ability to make quarterly cash distributions. Distributable cash flow is not required by accounting principles generally accepted in the United States and should not be considered as an alternative to net income or any other indicator of the Partnership’s performance required by accounting principles generally accepted in the United States.

The table below reconciles distributable cash flow to net income as reported in the statements of operations:

($ in thousands)	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Net Income	$4,925	$8,690
Add:
Depreciation and amortization	13,679	26,700
Interest expense	1,594	2,858
Distributions from affiliated companies	—	5,744
Less:
Equity in income from affiliated companies	(1,030)	(1,623)
Cash interest expense	(1,482)	(2,686)
Charter hire expense	1,244	2,199
Drydocking capital expenditure reserve	(4,262)	(8,299)
Replacement capital expenditure reserve	(3,919)	(7,632)
Cash available for distribution	$10,749	$25,951

TCE Reconciliation

Consistent with general practice in the shipping industry, the Partnership uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenues generated from voyage charters to revenues generated from time charters. TCE revenues, a non-U.S. GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable U.S. GAAP measure, because it assists management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance.

The following table reconciles TCE revenues to shipping revenues, as reported in the statements of operations:

($ in thousands)	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
TCE revenues	$59,930	$112,322
Voyage expenses	12,298	22,938
Shipping revenues	$72,228	$135,260

EBITDA

EBITDA represents operating earnings, which is before interest expense, plus other income and depreciation and amortization expense. EBITDA is presented to provide investors with meaningful additional information that management uses to monitor ongoing operating results and evaluate trends over comparative periods. EBITDA should not be considered a substitute for net income or cash flow from operating activities prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. While EBITDA is frequently used as a measure of operating results and performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

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